Exhibit 10.4

Darling International Inc.
2004 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
REFERENCE 001

SECTION 1.   GRANT OF RESTRICTED STOCK AWARD.

(a)     Restricted Stock Award. On the terms and conditions set forth in this Agreement and each Notice of Restricted Stock Award referencing this Agreement (the “Notice”), the Company hereby grants the Grantee the number of shares of common stock (the “Granted Shares”), par value $.01 per share, of the Company at the Purchase Price and under the terms set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate restricted stock award governed by the terms of this Agreement.

(b)     Omnibus Incentive Plan and Defined Terms. This award is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Capitalized terms are defined in Section 6 of this Agreement.

(c)     Duration of this Agreement. This Agreement shall apply to the Shares granted pursuant to this award until the date this award has vested and the Company shall no longer have a Right of Repurchase.

SECTION 2. ISSUANCE OF SHARES

(a)     Stock Certificates. Upon payment the purchase price set forth in the Notice for the Shares (if any), the Company shall cause to be issued a certificate for the Granted Shares representing this award, registered in the name of the Grantee or to provide such other evidence of ownership (e.g., issuance of Shares on an uncertificated basis) permitted by law.

(b)     Shareholder Rights. Until such time as the Company exercises the Right of Repurchase, the Grantee (or any successor in interest) shall have all the rights of a shareholder (including, without limitation, voting, dividend and rights in liquidation) with respect to the Granted Shares, subject, however, to the restrictions of this Agreement.

(c)     Escrow. At the Company’s option, for so long as Granted Shares are subject to the Right of Repurchase (and, at the Company’s election even if the Granted Shares are not subject to the Right of Repurchase), the Company shall cause such certificate or certificates to be deposited in escrow. The Grantee shall deliver to the Company a duly-executed blank Stock Power (in the form attached hereto as Exhibit A). All regular cash dividends paid on Granted Shares held in escrow shall be paid directly to the Grantee and shall not be held in escrow. Granted Shares together with any other assets or securities related thereto and held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase, or (ii) released to the Grantee upon the Grantee’s request to the extent the Granted Shares are not Restricted Shares (but not more frequently than once every six (6) months). In any event, following termination of Grantee’s Service, all Granted Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within sixty (60) days after such Granted Shares cease to be Restricted Shares. At the Company’s option any new, substituted or additional securities or other property described in Section 3(e) below shall be immediately delivered to the Company to be held in escrow, but only to the extent the related Shares are at the time Restricted Shares or such related Shares are also held in escrow.

(d)     Section 83(b) Election. Section 83 of the Code provides that the Grantee is not subject to federal income tax until the Right of Repurchase with respect to the Granted Shares lapses. If the Grantee chooses, the Grantee may make an election under Section 83(b) of the Code, which would cause the Grantee to recognize income in the amount of the excess (if any) of the Fair Market Value of the award (determined as of the date of the award) over the Purchase Price (if any) will be subject to federal income tax. If the Grantee desires to make a Section 83(b) election, Grantee must file a Section 83(b) election with the Internal Revenue Service within thirty (30) days after the date of this award — even if no tax is required to be paid because the Fair Market Value of the Restricted Shares on the date of the award equals the Purchase Price paid or equals $0. The form for making a Section 83(b) election is attached as Exhibit B. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30) day period may result in the recognition of ordinary income when the Right of Repurchase lapses.

(e)     Withholding Requirements. As a condition to the grant of this award, the Company may withhold any tax (or other governmental obligation) arising from the grant of this award, the filing of a Section 83(b) election, or the lapse of the Right of Repurchase and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

SECTION 3. RIGHT OF REPURCHASE.

(a)     Right of Repurchase. Unless the Granted Shares have become vested in accordance with the terms of the Notice, the Granted Shares initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company upon termination of employment. The Grantee shall not Transfer any Restricted Shares, and any such Transfer shall be null and void ab initio.

(b)     Exercise Notice. In the event the Company wishes to exercise its Right of Repurchase, the Company shall provide the Grantee with thirty (30) days prior written notice of its intent to exercise its right. A sample Right of Repurchase Exercise Notice is attached hereto as Exhibit C. Such notice shall contain the price per Share which shall be the repurchase price, described in Subsection (d) below, and all other terms and conditions of the offer (including, without limitation, the proposed consummation date of the repurchase). The repurchase price shall be paid in cash or by canceling of the Company’s indebtedness to the Grantee, as the Company, in its sole discretion, shall determine.

(c)     Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Shares in accordance with the vesting schedule described in the Notice.

(d)     Repurchase Price. If the Company exercises the Right of Repurchase, it shall pay the Grantee an amount for each of the Restricted Shares equal to the lower of (i) Fair Market Value for each share or (ii) the Purchase Price.

(e)     Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such event distributed with respect to any Shares subject to this Section 3 or into which such Shares thereby become convertible shall immediately be subject to this Section 3.

(f)     Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 3, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 4. ADJUSTMENT OF SHARES.

(a)     Adjustment Generally. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, to prevent dilution or enlargement of the Grantee’s rights under the Plan, shall determine whether and the extent to which it should substitute or adjust, as applicable, the number and kind of Shares.

(b)     Modification of Award. In the event of any change or distribution described in subsection (a) above, the Committee may modify this award to effect the adjustment permitted pursuant to subsection (a) above; provided, however, that no such modification shall materially and adversely affect the Grantee’s rights under this award without the Grantee’s written consent.

SECTION 5. MISCELLANEOUS PROVISIONS.

(a)     No Right to Continued Service. Nothing in the Notice, Agreement or Plan shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any affiliated entity retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b)     Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

(c)     Entire Agreement. The Notice, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)     Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(f)     Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

SECTION 6. DEFINITIONS.

(a)     “Agreement” shall mean this Restricted Stock Agreement.

(b)     “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)     “Cause” shall mean with respect to the Grantee,

(i) any conviction or pleas of nolo contendere to a felony;

(ii) any willful misconduct by the Grantee in connection with the performance of the Grantee’s Service for the Company, including, without limitation, (A) misappropriation of funds of the Company, (B) harassment of or discrimination against individuals on account of gender, race, religion, national origin, disability or retaliation against an individual for making any claim that the Grantee has so harassed or discriminated against such individual, or (C) breach of a written policy of the Company;

    (iii)        any disclosure of confidential or proprietary information of the Company or breach of any confidentiality, non-competition or non-solicitation covenant made by the Grantee for the benefit of the Company.

(d)     “Change of Control” shall be deemed to have occurred upon any of the following events:

(i) Any Person becomes the Beneficial Owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 6(d), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, including without limitation, a public offering of securities; (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries; or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B), and (C) of Section 6(d)(iii);

(ii) Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(iii) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (B) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 6(d)(ii)) at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f)	“Committee” shall means the committee of the Board of Directors responsible for administering the Plan, as described in Article 3 of the Plan.

(g)	“Common Stock” shall mean the common stock of the Company, par value $.01.

(h)	“Company” shall mean Darling International Inc., a Delaware corporation, and any successor thereto.

(i)	“Date of Grant” shall mean the date specified in the Notice, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Grantee’s Service.

(j)	“Disability” shall mean that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in its sole discretion.

(k)	“Employee” shall mean any individual who is a common-law employee of the Company or any Subsidiary.

(l)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)	“Fair Market Value” shall mean the (i) closing price of a Share on the American Stock Exchange (or if the Shares are listed on another national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), on such exchange or system), or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, (ii) if the Shares are not then listed on a national stock exchange or admitted to trading on NASDAQ but are then traded on an over-the-counter market, the average of the bid and asked prices for the Shares in such over-the-counter market on such date or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, or (iii) if Shares are not then listed on a national exchange or NASDAQ or traded on an over-the-counter market, such value as the Committee in its sole discretion establishes for purposes of granting awards under the Plan.

(n)

“Gain Realized” shall mean the aggregate excess of (i) the amount realized by the Grantee on the date(s) Shares acquired pursuant to this award are Transferred (or, if higher, the Fair Market Value of such Shares on the date(s) of Transfer); over (ii) the Fair Market value of such transferred Shares on the date this award vested (and the Right of Repurchase lapsed) with respect to such Shares.

(o)	“Granted Shares” shall have the meaning described in Section 1(a) of this Agreement.

(p)	“Grantee” shall mean the person named in the Notice.

(q)	“Notice” shall have the meaning described in Section 1(a) of this Agreement.

(r)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(s)	“Plan” shall mean Darling International Inc.‘s 2004 Omnibus Incentive Plan.

(t)

“Service” shall mean service as an Employee. For any purpose under this Agreement, Service shall be deemed to continue while the Grantee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(u)	“Share” shall mean one share of common stock of the Company, with a par value of $.01 as adjusted in accordance with Section 4.4 of the Plan (if applicable).

(v)

“Subsidiary” shall mean any corporation or other entity, whether domestic or foreign, in which a Person has or obtains directly or indirectly, the ability to vote to seat a majority of the board of directors or comparable governing body.

(w)

“Transfer” shall mean, with respect to any Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Share, or of any beneficial interest therein, now or hereafter owned by the Grantee.

EXHIBIT A

STOCK POWER

        FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto Darling International Inc. (the “Company”), _________________ (_____) shares of the common stock, par value $.01 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No. ________________ herewith and do(es) hereby irrevocably constitute and appoint ________________________ his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Dated:  __________________                      Signature: _________________________________

                                                Print Name and Mailing Address:
                                                           _________________________________
                                                           _________________________________
                                                           _________________________________

Instructions: Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on your part.

EXHIBIT B

SECTION 83(B) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer who performed the services is:

                Name:   ________________________________
                Address: _______________________________
                         _______________________________

                Social Security Number: ________________
(2)	The property with respect to which the election is being made is _________ shares of the common stock, par value $.01 per share, of Darling International Inc.

(3)	The property was issued on _________________.

(4)	The taxable year in which the election is being made is the calendar year ___________.

(5)

The property is subject to a right of repurchase pursuant to which the issuer has the right to acquire the property at the lower of fair market value or the original purchase price paid for such property.

(6)	The issuer’s repurchase right lapses upon the earliest to occur of (a) vesting of the Granted Shares, or (b) a Change of Control of the Company. Modify if vesting terms are different.

(7)	The property may not be transferred by the taxpayer until the right of repurchase lapses.

(8)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(9)	The amount paid for such property is $__________ per share.

(10)	A copy of this statement was furnished to Darling International Inc. for whom taxpayer rendered the services underlying the transfer of property.

(11)	This statement is executed on ______________________________.

Spouse (if any) ________________________             Taxpayer _____________________

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Notice of Restricted Stock Award. This filing should be made by registered or certified mail, return receipt requested. You should retain two (2) copies of the completed form for filing with your Federal and state tax returns for the current tax year and an additional copy for your records.

EXHIBIT C

RIGHT OF REPURCHASE
EXERCISE NOTICE

[Date]

Re:     Exercise of Right of Repurchase

Dear Grantee:

The Company wishes to exercise its Right of Repurchase under the Darling International Inc. 2004 Omnibus Incentive Plan (the “Plan”) and buy back from you shares of common stock of the Company granted to you pursuant to the Plan under the terms described below:

Date of Grant	Shares to be Repurchased	FMV of One Share	Purchase Price plus Interest per Share	Repurchase Price

Total

Other Terms

Shares shall be repurchased on [insert date]. The Company shall pay the repurchase price to you by delivery of payment by check on or within two (2) days following such date. Once the payment is made available to you, you shall no longer be considered a shareholder with respect to those shares.

_________________

Should you have any additional questions, please contact [insert contact person and contact information].

        Very truly yours,